Exhibit 21



                            SOUTH JERSEY GAS COMPANY
                           SUBSIDIARIES OF REGISTRANT
                             AS OF DECEMBER 31, 2002



                             Percentage of
                             Voting Securities                    State of
                             Owned by Parent     Relationship     Incorporation
                             --------------------------------------------------

South Jersey Gas Company     Registrant          Parent           New Jersey

SJG Capital Trust            100                 Subsidiary       Delaware